CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Ram Distribution Group, LLC. (the “Company”), of our report dated December 1, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audits of the financial statements of the Company as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
January 17, 2018